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[LOGO MOVADO GROUP]                                                 EXHIBIT 10.2



                                                                October 22, 1997


Mr. Jean Rene Bannwart
Corum, Ries Bannwart & Co.
Rue de petit Chateau
CH-2301 La Chaux-de-Fonds
Switzerland

                  RE:      AMENDMENT NUMBER 6 TO FRANCHISE AGREEMENT

Dear Mr. Bannwart:

This has reference to the Franchise Agreement by and between Corum Ries Bannwart & Co. ("Manufacturer") and Movado Group, Inc. ("Distributor") dated February 27, 1969 as amended (the "Agreement").

As the parties to the Agreement wish to further amend the Agreement to exclude the countries of Central America from the Territory, in consideration of the mutual promises contained herein and in the Agreement as hereby amended it is agreed as follows. The term "Territory" as used in the Agreement shall henceforth mean: the United States of America, including the United States Virgin Islands, Puerto Rico and all other territories and possessions of the United States, Canada and all of the Caribbean Islands.

The Agreement, as hereby amended, shall otherwise remain in full force and effect.

If the foregoing is acceptable, please indicate your agreement by signing both originals of this letter and returning one to me. Thank you.


                                                     Movado Group, Inc.
                                                     By   /s/ Timothy F. Michno
                                                             Timothy F. Michno



Agreed to and Accepted
Corum Ries Bannwart & Co.
By /s/ J.P. Bannwart
      J.P. Bannwart, President


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